                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM SB-2/A

                       POST-EFFECTIVE AMENDMENT NUMBER THREE

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             FILE NUMBER: 333-94813

                              INTERCARE.COM-DX, INC.

                 (Name of small business issuer in its charter)

          California                  7374                   95-4304537
     (State Or Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation      Classification Code Number)   Identification No.)
                                or Organization)

                          900 Wilshire Blvd., Suite 500
                              Los Angeles, CA 90017
                                 (213) 627-8878
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                           ---------------------------
                          Anthony C. Dike, Chairman/CEO
                          900 Wilshire Blvd, Suite 500
                          Los Angeles, California 90017
                                 (213) 627-8878
            (Name, Address and Telephone Number of Agent For Service)
                           ---------------------------
                                    Copy To:
                             Randolf W. Katz,  Esq
                                 Bryan Cave, LLP
                           2020 Main Street, Suite 600
                            Irvine, California 92614
                                  (949)223-7000
                           ---------------------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ]

File number 333-94813

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Proposed      Proposed
Maximum       Maximum
Offering      Aggregate    Amount of
Title of Each Class  Amount to be   Price Per     Offering     Registration
of Securities        Registered     Share         Price        Fee
Common Stock, (1)     2,500,000       $5.00(2)      $12,500,000     $6600
No par value

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.
(2)     Our estimated price per share is $5

                            ------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM  27.  EXHIBITS.

The following exhibits are filed with this Post-Effective Amendment Registration
Statement:

Number    Description

5.1          Opinion  Regarding  Legality(*)
--

(*)   Filed  herewith.

ITEM  28.  UNDERTAKINGS.

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Los Angeles, State of California on the 23 day of March 2001.

INTERCARE.COM-DX, INC.  (Registrant)

By:/s/ Anthony C. Dike
__________________________
Anthony C. Dike
Chairman and Chief Executive Officer

                              POWER  OF  ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Anthony C. Dike as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on the 23 day of March 2001:

/s/  Anthony  C.  Dike
_______________________________
Anthony  C.  Dike, Chairman, Director, Chief  Executive  Officer

/s/  Russell  Lyons
_______________________________
Russell  Lyons, President, Director, Chief  Technology  Officer

/s/  Philip  Falase
______________________________
Philip  Falase, Chief  Financial  Officer, Director

/s/  Edward  Williams
______________________
Edward  Williams,  Director


/s/  Dan  Thornton
__________________________
Dan  Thornton,  Director

/s/ Dale W. Church
__________________________
Dale Church, Director


Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2/A Post-Effective Amendment filed on March 27, 2001, is hereby Incorporated by reference.

Item  2.  Exhibits.

The  following  exhibits  are  filed  as  part  of  this Registration Statement:

                   1.   Articles  of  Incorporation  of  InterCare.com,  Inc.
                        a California corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form SB-2/A Post-Effective Registration Statement

                   2. Bylaws of InterCare.com, a California corporation incorporated by reference to Exhibit 3.3 to the Registrant's Form SB-2/A Post-Effective Registration Statement

3.     OPINION  RE  LEGALITY

                                 SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

InterCare.com-dx,  Inc.


Date:  March 23, 2001
                                    By:  /s/  Anthony  C.  Dike
                                       ___________________________________
                                       Anthony  C.  Dike,  Secretary
                                       Chairman,  Chief  Executive  Officer